Exhibit 5.1

                           AXELROD, SMITH & KIRSHBAUM
                  An Association of Professional Corporations
                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700
                            Houston, Texas 77007-8292
                            Telephone (713) 861-1996
Robert D. Axelrod, P.C.                                 Facsimile (713) 552-0202

                            [FORM OF LEGAL OPINION]
                                August ___, 2005

Rick's Cabaret International, Inc.
10959 Cutten Road
Houston, Texas 77066


     RE:  RICK'S CABARET INTERNATIONAL, INC.
          FORM SB-2 REGISTRATION STATEMENT
          --------------------------------

Gentlemen:

     As counsel for Rick's Cabaret International, Inc., a Texas corporation (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission ( as referenced above) relating to the resale of an aggregate of 1,160,000 shares of common stock, par value $.01 per share (the "Common Stock") by certain security holders of the Company. Of the total number of shares (i) 530,000 shares of Common Stock are currently outstanding shares of the Company's Common Stock owned by certain stockholders of the Company and (ii) 630,000 shares of Common Stock to be registered are underlying convertible securities and warrants currently held by certain security holders of the Company.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that:

     1. The shares of Common Stock to be resold which are currently outstanding are duly authorized, validly issued, fully paid and non-assessable; and
     2. The shares of Common Stock to be issued pursuant to the outstanding convertible securities and warrants are validly authorized and, when issued in accordance with their terms, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading "Interest of Names Experts and Counsel."

                              Very truly yours,